UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 6, 2008, Mr. Thomas G. Mair was appointed to the Board of Directors of Golden Star Resources Ltd. (the “Company”) and was also appointed President and Chief Executive Officer. Mr. Mair had been serving as Interim President and Chief Executive Officer since January 1, 2008. Mr. Mair will continue to receive a salary of $500,000 per annum. In connection with his appointment as President and Chief Executive Officer, Mr. Mair received options to purchase 400,000 common shares pursuant to the Company’s Second Amended and Restated 1997 Stock Option Plan (the “Option Plan”), which options vest one-fourth immediately and one-fourth on each of the first, second and third anniversaries of the grant date. The options are exercisable at a price of $4.03 per share (US$4.08), which was the closing price of the Company’s common shares on the Toronto Stock Exchange on the day immediately preceding the grant date, as provided by the terms of the Option Plan.

Additional biographical information and information regarding Mr. Mair’s employment agreement are provided in the Company’s Current Report on Form 8-K dated December 20, 2007 and filed with Securities and Exchange Commission on December 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2008

Golden Star Resources Ltd.

By:	/s/ Roger Palmer
Roger Palmer
Vice President Finance and Interim Chief Financial Officer